UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2014

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2014, Reven Housing REIT, Inc. (the “Company”) entered into a Single Family Homes Purchase and Sale Agreement (the “Agreement”) with Highmark Investors, LLC, a Tennessee limited liability company (the “Seller”), to purchase a portfolio of up to 14 single-family homes from the Seller, of which 13 homes are located in Memphis, Tennessee, and one home is located in Southaven, Mississippi. The Seller is unaffiliated with the Company. The Agreement provides for a deposit of $8,600 within five business days of the execution of the Agreement, and the total contract purchase price for the 14 properties is $860,000, excluding closing costs and subject to certain adjustments. The properties collectively encompass an aggregate of 20,539 rental square feet, and all of the properties are subject to one-year leases with tenants.

Commencing on the effective date of the Agreement and ending on the date that is 30 days after the Company has received certain property information requested by the Company with respect to the portfolio properties (the “Due Diligence Period”), the Company may conduct inspections to determine any necessary repairs or improvements to bring the properties into compliance with the applicable local building code and/or repairs if recommended. The costs for any such repairs will be deducted from the purchase price under certain conditions unless the Seller agrees to complete all such repairs within 60 days of its receipt of a third-party inspection report detailing identifying the necessary repairs or improvements necessary to bring the properties into compliance with applicable local building code and/or rent ready condition. The Agreement contains customary representations and warranties by the Seller, and the Company would be obligated to purchase the properties only after satisfaction of agreed upon closing conditions.

The Agreement provides that the closing for the purchase of the properties is to occur within 30 days after the expiration of the Due Diligence Period. There can be no assurance that the Company will consummate the acquisition.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit 10.1	Single Family Homes Purchase and Sale Agreement (Memphis 14)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: June 10, 2014	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer